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                                  EXHIBIT 23.1

             Consent of Ernst & Young LLP, Independent Auditors




We consent to the incorporation by reference in the Registration Statement
(Form S-8) pertaining to the 1997 Incentive Plan of WavePhore, Inc. of our report dated February 14, 1997, with respect to the consolidated financial statements of WavePhore, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                   Ernst & Young LLP


Phoenix, Arizona
December 1, 1997